EXHIBIT 10.12

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of March 9, 2005, between Avicena Group, Inc., a Delaware corporation (the “Company”), and Nasser Menhall (“Employee”).

The Company and Employee desire to enter into an agreement pursuant to which Employee will be granted an aggregate of 75,000 shares of the Company’s Common Stock (the “Common Stock”). All of such shares of Common Stock are referred to herein as “Employee Shares or the “Shares.” Employee Shares will also include shares of the Company’s capital stock or other securities of the Company issued with respect to Employee Shares by way of a stock split, dividend or other recapitalization or reclassification. Certain definitions are set forth in Section 10 of this Agreement.

The parties hereto agree as follows:

1. Employee Shares.

(a) Upon execution of this Agreement, Employee will be granted 75,000 shares of Common Stock. The purchase price for such Shares will be deemed to be zero. The Secretary of the Company shall hold the certificate representing the Employee Shares, properly endorsed for transfer, until such time as Employee fulfills the service requirements of Section 2.

(b) In connection with the grant of the Employee Shares pursuant hereto, Employee represents and warrants to the Company that:

(i) The Employee Shares to be acquired by Employee pursuant to this Agreement will be acquired for Employee’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Employee Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii) Employee is a key employee of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Employee Shares;

(iii) Employee is aware that the investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete loss. Employee is able to bear the economic risk of his or her investment in the Employee Shares for an indefinite period of time because the Employee Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(iv) Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Employee Shares and has had full access to such other information concerning the Company as he or she has requested;

(v) Employee has the full right, power and authority to execute and deliver this Agreement, and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligations of the Employee enforceable against him or her in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies, and the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject;

(vi) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act (a “Public Offering”), the Employee agrees that he or she shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Employee Shares acquired hereunder without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters but in no event beyond July 31, 2007 or, if longer, 365 days following the Public Offering. Employee further agrees to execute any agreement reflecting such Market Stand-Off, as may be requested by the Company or such underwriters. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Employee Shares until the end of the applicable standoff period. The Company’s underwriters shall be beneficiaries of this Agreement;

(vii) Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement which conflicts with the obligations set forth in this Agreement; and

(viii) Employee is a resident of the State of Massachusetts.

(c) As an inducement for the Company to commit to issue the Employee Shares to Employee, and as a condition thereto, Employee acknowledges and agrees that neither any future issuance of capital stock of the Company to Employee nor any provision contained herein shall entitle Employee to remain in the employment of the Company, or any affiliate of the Company, or affect the right of the Company or any of its affiliates to terminate Employee’s employment at any time for any reason.

2. Vesting of Shares.

(a) The Employee Shares acquired hereunder will become vested as follows: one hundred percent (100%) of the Employee Shares shall become vested on July 31, 2006, so long as the Employee continues to be employed by the Company on such date. Upon the termination of the Employee’s employment for any or no reason, all vesting of the Employee Shares shall cease. The foregoing notwithstanding, if the Recipient’s services are terminated by the Company without Due Cause, then all Unvested Shares shall become Vested Shares as of the date of such termination.

(b) Employee Shares which have become vested hereunder are referred to herein as “Vested Shares,” and all other Employee Shares are referred to herein as “Unvested Shares.”

(c) The Employee Shares shall at all times be subject to such restrictions or limitations with respect to the Transfer thereof that may be contained herein or as otherwise provided by law.

(d) Employee shall have the right to vote the Employee Shares and to receive dividends and other distributions thereon unless and until, the Unvested Shares are forfeited pursuant to Section 2(a) hereof; provided, however, that a dividend or other distribution with respect to Unvested Shares (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company (and the Employee shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the Unvested Shares with respect to which such dividend or other distribution was made.

3. Repurchase Option.

(a) Except as set forth in Section 2(a), in the event Employee ceases to be employed by the Company or any of its affiliates for any reason (a “Separation”), all Unvested Shares will be forfeited and the Vested Shares (whether held by Employee or one or more of Employee’s transferees as permitted hereunder) will be subject to repurchase, in each case by the Company pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).

(b) In the event of a Separation, the Vested Shares acquired hereunder shall be subject to repurchase at a purchase price equal to the Fair Market Value for each such share.

(c) In the event of a Separation, the Company may elect to purchase all or any portion of the Vested Shares by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Shares within 60 days after the Separation. The Repurchase Notice will set forth the number of Vested Shares to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The number of securities to be repurchased by the Company shall first be satisfied to the extent possible from the Shares held by Employee at the time of delivery of the Repurchase Notice. If the number of Shares then held by Employee is less than the total number of such securities which the Company has elected to purchase, the Company shall purchase the remaining securities elected to be purchased from the other holder(s) of the Shares under this Agreement, pro rata according to the number of the Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Vested Shares to be repurchased hereunder will be allocated among the Employee and the other holders of the Shares (if any) pro rata according to the number of the Shares to be purchased from such Person.

(d) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and as may be required by other parties in the Company’s equity financing agreements and agreements evidencing indebtedness for borrowed money, if any. If any such restrictions prohibit the repurchase of Shares hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

(e) Notwithstanding anything to the contrary contained in this Agreement, if Employee delivers the notice of objection described in the definition of Fair Market Value, or if the Fair Market Value of a Share is otherwise determined to be an amount more than 10% greater than the per share repurchase price for such Shares originally determined by the Board of Directors, the Company shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Shares elected to be repurchased by it by delivering notice of such revocation in writing to the holders of the Shares during (i) the thirty-day period beginning on the date the Company receives Employee’s written notice of objection and (ii) the thirty-day period beginning on the date the Company is given written notice that the Fair Market Value of a Share was finally determined to be an amount more than 10% greater than the per share repurchase price for such Shares originally determined by the Board.

4. Purchase of Shares - Right of First Refusal.

(a) If the Company does not exercise its option to purchase the Vested Shares of the Employee upon the Employee’s Separation, and if the Employee or other holder of such Shares subsequently desires following Separation to transfer all or any portion of his or her Shares to any person or entity, and receives a bona fide offer to purchase the same (the “Offered Shares”), the Employee shall give at least sixty (60) days’ prior written notice (the “Offer Notice”) to the Company of his or her intention to so transfer the Shares. The Offer Notice shall state (1) the number of Offered Shares; (2) the name, business, and residence address of the proposed transferee; (3) whether or not the transfer is for valuable consideration and, if so, the consideration (the “Offered Price”); (4) the date upon which the proposed transfer to the transferee is to be consummated; and (5) all other material terms and conditions of the proposed transfer. A copy of any written agreement between the Employee or other holder of the Shares and the transferee (whether executed or not) shall be attached to the Offer Notice.

(b) From and after the date of the Offer Notice, the Company shall have the option, but no obligation, to purchase the Offered Shares (the “Call”) at the lesser of the Offered Price or the Fair Market Value of the Offered Shares, and upon the same terms and conditions provided in the Offer Notice, exercisable in the order of priority and within the time periods set forth below:

(i) Within forty-five (45) days after the date of the Offer Notice (or until the date the Fair Market Value is determined, if later), the Company shall have the option, but no obligation, to acquire all of the Offered Shares. The Company shall exercise the Call, if at all, by giving written notice to that effect to the Employee or other holder of the Shares within such forty-five (45) day option period or, if later, within fifteen (15) days of the determination of Fair Market Value. The exercise of the Company’s option must, in the aggregate, include the purchase of all of the Offered Shares or the exercise of such option shall be null and void.

(ii) If the Company fails to exercise its Call to purchase in the aggregate all of the Offered Shares, the Offered Shares may be transferred to the transferee identified in the Offer Notice during the thirty (30) days following the date of the proposed transfer, as set forth in the Offer Notice, at the same exact price and on the same exact terms and conditions set forth in the Offer Notice. The effectiveness of such transfer is conditioned upon the transferee agreeing in writing to be a party to this Agreement and to be bound by all of its terms, conditions, and provisions. If the transfer does not occur in accordance with the terms disclosed in the Offer Notice, such transfer shall be automatically null and void without any further action being required on the part of the Company, and any attempt to transfer the Offered Shares thereafter without first complying with the terms of this Agreement shall be deemed null and void.

5. Closing of Repurchase.

(a) The closing of any Repurchase Option exercised by the Company pursuant to Section 3 of this Agreement, or any Call exercised by the Company pursuant to Section 4 of this Agreement, shall take place at the offices of the Company on a date not more than thirty (30) days after the delivery of the Repurchase Notice or exercise of the Call (the “Closing Date”). At the Closing Date, the Company shall be entitled to receive customary representations and warranties from the Employee or other holder of the Shares regarding the sale of the Shares, and the Employee or other holder of the Shares will deliver all stock certificates representing the Shares to be purchased, endorsed for transfer to the Company, or accompanied by an Assignment Separate from Certificate in favor of the Company.

(b) The Company shall deliver a certified or bank cashier’s check, or wire transfer, in the amount of the aggregate purchase price for such Shares or, if the Company so chooses, by a subordinate note or notes payable in three substantially equal annual installments beginning on the six month anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate as published in The Wall Street Journal from time to time.

(c) Notwithstanding anything herein to the contrary, the Company shall not be obligated to make any payment pursuant to this Section 5 if such payment would constitute a violation of applicable law or any covenant of any loan document or similar or other agreement with banks, insurance companies, investors, or third parties by which the Company is bound. In the event the restrictions and exceptions provided herein come into being, the Company shall use reasonable efforts to cause such covenants restricting such repurchase to be waived or modified, if possible, to the extent necessary to permit such repurchase to be made; provided that the Company shall not be obligated hereunder to make any payments to any third parties in order to obtain such waivers or modifications. In the event the restrictions and exceptions provided herein come into being, the Company shall pay such portion of the applicable payment as it is then able to pay pursuant to the terms hereof, that would not be so restricted, excepted or prohibited. The remainder of such amount shall be paid at such time as said conditions no longer exist; provided that interest shall be paid on any unpaid amounts hereunder at a borrowing rate equal to the applicable mid-term federal rate in effect on the date the payment of such amount would otherwise become due hereunder.

6. Sale of the Company.

(a) In the event of an Acquisition Event, the Employee agrees to vote the Employee Shares in favor of the Acquisition Event and, if the Acquisition Event is a sale of the Company’s capital stock, will agree to sell his or her Employee Shares on the terms and conditions approved by the Company’s Board. The Employee will not exercise any statutory dissenters’ right with regard to an Acquisition Event and will take all necessary and desirable actions in connection with the consummation of the Acquisition Event.

(b) Notwithstanding Section 6(a), the right of the Company to consummate any Acquisition Event structured as a sale of stock is subject to the satisfaction of the conditions that upon the consummation of the Sales Event, the Employee will receive the same form and amount of consideration for the Vested Shares as any other shareholder, or if other shareholders are given an option as to the form and amount of consideration to be received, the Employee will be given the same option. The Unvested Shares, if any, shall, as determined in the sole discretion of the Company, either continue to vest pursuant to the terms of Section 2 of this Agreement, be forfeited or become fully vested immediately prior to the Sales Event.

(c) If the Company or any shareholders of the Company enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Employee will, to the extent required to comply with Rule 506, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company. If the Employee appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative and if the Employee declines to appoint the purchaser representative designated by the Company, the Employee will appoint another purchaser representative (reasonably acceptable to the Company) and the Employee will be responsible for the fees of the purchaser representative so appointed.

(d) The Employee will bear his or her pro rata share (based upon the number of shares of Common Stock sold in an Acquisition Event) of the costs of such Acquisition Event to the extent such costs are not otherwise paid by the Company or the acquiring party. Costs incurred by the Employee and on his or her behalf will not be considered costs of the transaction.

7. Restrictions on Transfer of Employee Shares.

(a) Transfer of Employee Shares. Except as otherwise set forth in Sections 3, 4 and 6, the Employee shall not sell, transfer, convey, exchange, give, assign or pledge all or any part of the Shares owned by him or her or any securities convertible into or exchangeable for the Shares, whether now owned or later acquired, to any Person (other than to the Employee’s spouse and descendants or any trust established solely for the benefit of the Employee and/or the Employee’s spouse and/or descendants (“Permitted Transferees”)), provided that all such Permitted Transferees first agree in writing to comply with the terms and provisions hereof. Employee may not sell, transfer, convey, exchange, give, assign or pledge all or any part of the Shares while an employee of the Company, except to a Permitted Transferee or as otherwise allowed under Section 6. Any attempted transfer not perfected in accordance with this Agreement shall be void and shall not transfer ownership in, title to, or any rights respecting the Shares.

(b) Termination of Restrictions. With respect to Vested Shares only, any restrictions and obligations of such Shares set forth in this Agreement will terminate upon a Qualified Public Offering of the Company.

8. Registration. Employee understands that the Shares are not currently being registered under the Securities Act by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Rule 701 thereof. Employee further agrees that he or she will not sell or otherwise dispose of the Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws of any state. Employee understands that a restrictive legend consistent with the foregoing, and as set forth in Section 9, will be placed on the certificates evidencing the Shares, and related stop transfer instructions will be noted in the stock transfer records of the Company and/or its stock transfer agent for the Shares.

9. Additional Restrictions on Transfer of Employee Shares.

(a) Legend. The certificates representing the Employee Shares will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF MARCH 9, 2005, HAVE NOT BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND AN EMPLOYEE OF THE COMPANY DATED AS OF MARCH 9, 2005. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b) Opinion of Counsel. No holder of Employee Shares may transfer any Employee Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

10. Definitions.

“Acquisition Event” means any transaction or series of transactions pursuant to which (A) any Person(s) other than the Company and its affiliates in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Due Cause” means (i) Recipient’s breach of any of Recipient’s obligations under any confidentiality, inventions and non-solicitation agreement or this Agreement; (ii) Recipient’s neglect of, willful misconduct in connection with the performance of, or refusal to perform his duties on behalf of the Company, which, in the case of neglect or refusal to perform, has not been cured to the Company’s good faith satisfaction within thirty (30) days after Recipient has been provided notice of the same; (iii) Recipient’s engagement in any conduct which injures the integrity, character or reputation of the Company; or (iv) the Recipient’s commission of an act or acts constituting a felony, or other act involving dishonesty, disloyalty or fraud against the Company.

“Employee’s Family Group” means Employee’s spouse and descendants (whether natural or adopted), any trust solely for the benefit of Employee and/or Employee’s spouse and/or descendants and any retirement plan for the Employee.

“Fair Market Value” of each Employee Share as of a relevant date means the average of the closing prices of the sales of the Employee Shares on all securities exchanges on which such securities may at the time be listed on that date, or, if there have been no sales or exchange on which the security is listed on any day, the average of the highest bid and lowest asked prices on all nationally-recognized exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, of the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Employee Shares is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such security determined in good faith by the Board of Directors of the Company (the “Board Calculation”). If the Employee disagrees with the Board Calculation, the Employee may, within 30 days after receipt of the Board Calculation, deliver a notice (an “Objection Notice”) to the Company setting forth the Employee’s calculation of Fair Market Value. The Board and the Employee will negotiate in good faith to agree on such Fair Market Value, but if such agreement is not reached within 30 days after the Company has received the Objection Notice, Fair Market Value shall be determined by an appraiser selected by the Board, which appraiser shall submit to the Board and the Employee a report within 30 days of its engagement setting forth such determination. The determination of such appraiser shall be final and binding upon all parties. The expenses of such appraiser shall be borne by the Employee unless the appraiser’s valuation is more than 10% greater than the amount determined by the Board of Directors, in which case, the costs of the appraiser shall be borne by the Company. If the Repurchase Option is exercised within 45 days after a Separation, then Fair Market Value shall be determined as of the date of such Separation; thereafter, Fair Market Value shall be determined as of the date the Repurchase Option is exercised.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

“Qualified Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock with minimum net proceeds of Three Million Dollars ($3,000,000).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

11. Notices. Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by telecopier (with acknowledgement of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below:

If to the Company:

Avicena Group, Inc.

228 Hamilton Avenue

3rd Floor

Palo Alto, CA 94301

Attn: Board of Directors

If to the Employee:

Nasser Menhall

75 Cambridge Parkway

Cambridge, MA 02142

Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section 11.

12. General Provisions.

(a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Employee Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Employee Shares as the owner of such securities for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Employee hereby releases the Company and its affiliates and its and their predecessors from any obligation or liability the Company or any of its affiliates or its or their predecessors owes or owed to Employee or any of his or her affiliates and related persons prior to the date hereof.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns.

(i) All Employee Shares will continue to be Employee Shares in the hands of any holder other than Employee, including any of Employee’s transferees permitted hereunder (except for the Company and for transferees in a Public Sale). Except as otherwise provided herein, each such other holder of Employee Shares will succeed to all rights and obligations attributable to Employee as a holder of Employee Shares hereunder.

(ii) Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company, and their respective successors and assigns (including subsequent holders of Employee Shares); provided that the rights and obligations of Employee under this Agreement shall not be assignable except in connection with a permitted transfer of Employee Shares hereunder.

(f) Choice of Law. The Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principle, of the conflicts of laws thereof.

(g) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Employee. No cause of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

(i) Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Shares other than a regular cash dividend, the number and class of Shares shall be appropriately adjusted by the Company (such adjustment to be made reasonably and in good faith by the Company). If any adjustment would result in a fractional security being subject to this Agreement, the Company shall pay Employee in connection with the vesting, if any, of such fractional security, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value on the vesting date. The decision of the Company regarding any such adjustment shall be final, binding and conclusive.

(j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(k) Indemnification and Reimbursement of Payments on Behalf of Employee. The Company shall be entitled to deduct or withhold from any amounts owing from the Company to the Employee any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to the Employee’s compensation or other payments from the Company or the Employee’s ownership interest in the Company, including, but not limited to, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock. The Employee shall indemnify the Company for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(l) Termination. This Agreement shall survive the termination of Employee’s employment with the Company and shall remain in full force and effect after such termination.

(m) Generally Accepted Accounting Principles; Adjustments of Numbers. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with United States generally accepted accounting principles, consistently applied.

(n) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement effective as of the date first written above.

AVICENA GROUP, INC.

By:	/s/ Belinda Tsao Nivaggioli
Name:	Belinda Tsao Nivaggioli
Its:	Chief Executive Officer

/s/ Nasser Menhall
Nasser Menhall